Exhibit 99
Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS Commerce Reports First Quarter 2024 Financial Results
Company delivers 93rd consecutive quarter of topline growth
Revenue and recurring revenue growth of 19% year-over-year

MINNEAPOLIS, April 25, 2024 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced financial results for the first quarter ended March 31, 2024.
Financial Highlights
First Quarter 2024 Financial Highlights
•Revenue was $149.6 million in the first quarter of 2024, compared to $125.9 million in the first quarter of 2023, reflecting 19% growth.
•Recurring revenue grew 19% from the first quarter of 2023.
•Net income was $18.0 million or $0.48 per diluted share, compared to net income of $15.3 million or $0.41 per diluted share in the first quarter of 2023.
•Non-GAAP income per diluted share was $0.86, compared to non-GAAP income per diluted share of $0.67 in the first quarter of 2023.
•Adjusted EBITDA for the first quarter of 2024 increased 20% to $44.4 million compared to the first quarter of 2023.
•Share repurchases in the first quarter of 2024 totaled $20 million.

“SPS’ vast network and go-to-market strategy are unique differentiators of our business model, evidenced by our strong channel partnerships and longstanding customer relationships,” said Chad Collins, CEO of SPS Commerce. “Ongoing investments in supply chain management, coupled with SPS’ competitive position underscore our conviction in the growth opportunity ahead of us.”

“SPS Commerce delivered a strong start to the year and the 93rd consecutive quarter of revenue growth,” said Kim Nelson, CFO of SPS Commerce. “As we capitalize on ongoing opportunities across our addressable markets, we continue to invest in our solutions and customer experience to strengthen our competitive position across the largest network of trading partners in the retail supply chain.”

Guidance
Second Quarter 2024 Guidance
•Revenue is expected to be in the range of $150.9 million to $151.7 million.
•Net income per diluted share is expected to be in the range of $0.45 to $0.46, with fully diluted weighted average shares outstanding of 37.9 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.75 to $0.76.
•Adjusted EBITDA is expected to be in the range of $43.4 million to $44.1 million.
•Non-cash, share-based compensation expense is expected to be $11.7 million, depreciation expense is expected to be $4.7 million, and amortization expense is expected to be $4.6 million.

Fiscal Year 2024 Guidance
•Revenue is expected to be in the range of $619.9 million to $621.9 million, representing 15% to 16% growth over 2023.
•Net income per diluted share is expected to be in the range of $1.99 to $2.02, with fully diluted weighted average shares outstanding of 37.9 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $3.28 to $3.32.
•Adjusted EBITDA is expected to be in the range of $185.1 to $186.7 million, representing 17% to 18% growth over 2023.
•Non-cash, share-based compensation expense is expected to be $56.1 million, depreciation expense is expected to be $19.5 million, and amortization expense is expected to be $18.1 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q1 2024 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.
About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 120,000 companies in retail, grocery, distribution, supply, and logistics have chosen SPS as their retail network. SPS has achieved 93 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income, and other adjustments as necessary for a fair presentation. Net income is the comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period.
To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.
Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the second quarter and full year of 2024, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)

	March 31, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$234,637	$219,081
Short-term investments	56,174	56,359
Accounts receivable	55,724	50,160
Allowance for credit losses	(3,589)	(3,320)
Accounts receivable, net	52,135	46,840
Deferred costs	63,647	62,403
Other assets	13,695	16,758
Total current assets	420,288	401,441
Property and equipment, net	34,971	36,043
Operating lease right-of-use assets	7,285	7,862
Goodwill	248,813	249,176
Intangible assets, net	99,289	107,344
Other assets
Deferred costs, non-current	20,601	20,347
Deferred income tax assets	7,483	505
Other assets, non-current	1,117	1,126
Total assets	$839,847	$823,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,303	$7,420
Accrued compensation	32,990	41,588
Accrued expenses	10,744	8,014
Deferred revenue	73,701	69,187
Operating lease liabilities	4,478	4,460
Total current liabilities	134,216	130,669
Other liabilities
Deferred revenue, non-current	6,473	6,930
Operating lease liabilities, non-current	8,425	9,569
Deferred income tax liabilities	7,536	8,972
Other liabilities, non-current	232	229
Total liabilities	156,882	156,369
Commitments and contingencies
Stockholders' equity
Common stock	39	39
Treasury stock	(148,892)	(128,892)
Additional paid-in capital	557,998	537,061
Retained earnings	277,048	259,045
Accumulated other comprehensive gain (loss)	(3,228)	222
Total stockholders’ equity	682,965	667,475
Total liabilities and stockholders’ equity	$839,847	$823,844

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues	$149,576	$125,868
Cost of revenues	51,487	42,964
Gross profit	98,089	82,904
Operating expenses
Sales and marketing	36,432	29,083
Research and development	16,009	12,563
General and administrative	25,907	20,677
Amortization of intangible assets	4,338	3,851
Total operating expenses	82,686	66,174
Income from operations	15,403	16,730
Other income, net	3,132	1,276
Income before income taxes	18,535	18,006
Income tax expense	532	2,717
Net income	$18,003	$15,289

Net income per share
Basic	$0.49	$0.42
Diluted	$0.48	$0.41

Weighted average common shares used to compute net income per share
Basic	37,049	36,427
Diluted	37,686	37,155

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$18,003	$15,289
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(7,070)	(5,147)
Depreciation and amortization of property and equipment	4,694	4,626
Amortization of intangible assets	4,338	3,851
Provision for credit losses	1,408	1,206
Stock-based compensation	20,018	11,780
Other, net	(431)	502
Changes in assets and liabilities
Accounts receivable	(6,759)	(6,220)
Deferred costs	(1,651)	(1,679)
Other assets and liabilities	3,030	602
Accounts payable	5,098	(4,849)
Accrued compensation	(9,518)	(4,417)
Accrued expenses	(674)	721
Deferred revenue	4,129	5,818
Operating leases	(551)	(452)
Net cash provided by operating activities	34,064	21,631
Cash flows from investing activities
Purchases of property and equipment	(3,533)	(5,261)
Purchases of investments	(44,412)	(34,329)
Maturities of investments	45,000	35,000
Net cash used in investing activities	(2,945)	(4,590)
Cash flows from financing activities
Repurchases of common stock	(16,540)	—
Net proceeds from exercise of options to purchase common stock	1,260	2,184
Net proceeds from employee stock purchase plan activity	391	241
Net cash provided by (used in) financing activities	(14,889)	2,425
Effect of foreign currency exchange rate changes	(674)	(55)
Net increase in cash and cash equivalents	15,556	19,411
Cash and cash equivalents at beginning of period	219,081	162,893
Cash and cash equivalents at end of period	$234,637	$182,304

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended March 31,
	2024	2023
Net income	$18,003	$15,289
Income tax expense	532	2,717
Depreciation and amortization of property and equipment	4,694	4,626
Amortization of intangible assets	4,338	3,851
Stock-based compensation expense	20,018	11,780
Realized gain from foreign currency on cash and investments held	(304)	(137)
Investment income	(2,879)	(1,127)
Adjusted EBITDA	$44,402	$36,999

Adjusted EBITDA Margin
	Three Months Ended March 31,
	2024	2023
Revenue	$149,576	$125,868

Net income	18,003	15,289
Margin	12%	12%

Adjusted EBITDA	44,402	36,999
Adjusted EBITDA Margin	30%	29%

Non-GAAP Income per Share
	Three Months Ended March 31,
	2024	2023
Net income	$18,003	$15,289
Stock-based compensation expense	20,018	11,780
Amortization of intangible assets	4,338	3,851
Realized gain from foreign currency on cash and investments held	(304)	(137)
Income tax effects of adjustments	(9,554)	(5,909)
Non-GAAP income	$32,501	$24,874

Shares used to compute net income and non-GAAP income per share
Basic	37,049	36,427
Diluted	37,686	37,155

Net income per share, basic	$0.49	$0.42
Non-GAAP adjustments to net income per share, basic	0.39	0.26
Non-GAAP income per share, basic	$0.88	$0.68

Net income per share, diluted	$0.48	$0.41
Non-GAAP adjustments to net income per share, diluted	0.38	0.26
Non-GAAP income per share, diluted	$0.86	$0.67